Exhibit 32.01

CERTIFICATIONS

(Pursuant to 18 U.S.C. Section 1350)

I, A. Dwight Utz, certify that, (i) the Form 10-Q filed by ECB Bancorp, Inc. (the “Issuer”) for the quarter ended June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the period presented therein.

Date: August 14, 2012	/s/ A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer